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                                                                      Exhibit 17

    - Please fold and detach at perforation. Return the Proxy Ballot only. -

PROXY                                                                     PROXY

                    PROXY SOLICITED BY THE BOARD OF TRUSTEES
              FOR THE SPECIAL MEETING OF SHAREHOLDERS OF THE NUVEEN
          FLAGSHIP KENTUCKY LIMITED TERM MUNICIPAL BOND FUND TO BE HELD
                                ON APRIL 15, 1999


The undersigned hereby appoints Timothy R. Schwertfeger, Anthony T. Dean, Alan
G. Berkshire and Gifford R. Zimmerman and each of them, with full powers of substitution, Proxies for the undersigned to represent and vote the shares of the undersigned at the Special Meeting of Shareholders of Nuveen Flagship Kentucky Limited Term Municipal Bond Fund, a series of the Nuveen Flagship Multistate Trust IV to be held on April 15, 1999, or any adjournment or adjournments thereof as indicated on the reverse side.

          PLEASE BE SURE TO SIGN YOUR PROXY BALLOT ON THE REVERSE SIDE


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                    PROXY SOLICITED BY THE BOARD OF TRUSTEES
         FOR THE SPECIAL MEETING OF SHAREHOLDERS OF THE NUVEEN FLAGSHIP
                    KENTUCKY LIMITED TERM MUNICIPAL BOND FUND
                          TO BE HELD ON APRIL 15, 1999

         At the upcoming Special Meeting, shareholders will be asked to approve a reorganization of the Nuveen Flagship Kentucky Limited Term Municipal Bond Fund into the Nuveen Flagship Kentucky Municipal Bond Fund and other matters in connection with the reorganization. Please refer to the accompanying prospectus/ proxy statement and cast your vote on the proxy ballot.

         Whether or not you plan to join us at the meeting, please sign, date and vote the proxy ballot and return it to our proxy tabulator in the enclosed post-page envelope. Please specify your choice by marking the appropriate box on the proxy ballot. If you do not mark any boxes, your proxy will be voted in accordance with the Board of Trustees' recommendations.

                    NOTE:  YOUR PROXY IS NOT VALID UNLESS IT
                    IS SIGNED. Please sign exactly as your name(s) appears on the Proxy Ballot. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, either holder should sign.

PROPOSAL:

         1. To approve an Agreement and Plan of Reorganization pursuant to which the Nuveen Flagship Kentucky Limited Term Municipal Bond Fund (the "Kentucky Limited Term Fund") would (i) transfer all of its assets to the Nuveen Flagship Kentucky Municipal Bond Fund (the "Kentucky Fund") in exchange solely for Class A, C and R shares of beneficial interest of the Kentucky Fund and the Kentucky Fund's assumption of the liabilities of the Kentucky Limited Term Fund, (ii) distribute such shares of the Kentucky Fund to the holders of shares of the Kentucky Limited Term Fund and (iii) be liquidated, dissolved and terminated as a series of the Nuveen Flagship Multistate Trust IV (the "Trust") in accordance with the Trust's Declaration of Trust.

         2. In their discretion, the Proxies indicated on the reverse side of the Proxy Ballot are authorized to vote upon such other matters as may properly come before the Special Meeting.

    - Please fold and detach at perforation. Return the Proxy Ballot only. -

NUVEEN FLAGSHIP KENTUCKY LIMITED TERM MUNICIPAL BOND FUND
PROXY BALLOT

                                                       FOR     AGAINST   ABSTAIN
1.  Approval of Agreement and Plan of Reorganization.  [ ]       [ ]       [ ]


                                                     2. In their discretion, the
                                                     Proxies are authorized to
                                                     vote on such other business
                                                     as may come before the
                                                     Special Meeting.

                                                     Date:                , 1999
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                                                     Signature(s)